Exhibit 10.31

NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

FOR GRANTEES OUTSIDE THE EUROPEAN UNION

Grantee’s Name

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Date of Award

Total Number of Restricted Stock

Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):

INSERT VESTING SCHEDULE HERE

Notwithstanding the foregoing, in the event of the Grantee’s Retirement (as defined in this Notice), an additional portion of the total number of Units awarded equal to the number of Units that would have vested in each twelve-month period following such Retirement had the Grantee’s Continuous Service continued throughout such period(s) (such number to be determined in accordance with the vesting schedule set forth above and without taking into account any acceleration of vesting set forth herein) will accelerate and vest for every five (5) full years of the Grantee’s Eligible Service (also as defined herein) immediately prior to the effective date of such Retirement; provided, however, that in no event shall more than 100% of the Units become vested. For example, if the Grantee’s period of Eligible Service immediately prior to such Retirement were twelve (12) years, then the number of Units that otherwise would have vested in the twenty-four (24) months following such Retirement (without taking into account any acceleration of vesting) would vest immediately prior to the effective date of such Retirement, provided that no more than 100% of the Units could become vested. For purposes of this Notice, “Eligible Service” means the aggregate period of the Grantee’s provision of services (i) to the Company or a Related Entity as an Employee providing Continuous Service and (ii) to any entity acquired by the Company or a Related Entity as an employee, calculated from the

“seniority date” recognized by the Company. For purposes of this Notice, “Retirement” means the Grantee’s termination of Continuous Service if, as of the effective date of such termination, the sum of the Grantee’s (i) age in years and (ii) years of Eligible Service is equal to or greater than seventy (70). In the event of the Grantee’s change in status from Employee to Consultant or Director, or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Units shall continue in accordance with the Vesting Schedule set forth above and terms of this Notice, the Agreement and the Plan, unless affirmatively determined otherwise by the Administrator; provided, however, that the determination of whether such change in status results in a termination of Continuous Service (resulting in forfeiture of unvested Units) will be determined in accordance with Applicable Laws, including Section 409A of the Code to the extent the Grantee is a U.S. taxpayer.

In the event the Grantee’s Continuous Service terminates due to death or Disability, fifty percent (50%) of the total number of Units awarded will accelerate and vest immediately prior to such termination of Continuous Service.

Notwithstanding any other provision of this Notice or the Agreement, if a termination of the Grantee’s Continuous Service would constitute both a termination due to Retirement and a termination due to death or Disability, then for purposes of accelerated vesting of the Units, the Grantee’s service shall be deemed to have terminated for the reason that provides the greatest acceleration of vesting.

During any authorized leave of absence, the vesting of the Units as provided in this Vesting Schedule shall be determined in accordance with the Company’s leave of absence policy, as it may be amended from time to time (to the extent permitted under Section 409A of the Code), and Applicable Law. The determination of whether a leave of absence results in a termination of Continuous Service (resulting in forfeiture of unvested Units) shall be determined in accordance with Applicable Law, including Section 409A of the Code to the extent the Grantee is a U.S. taxpayer.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, excluding death, Disability or Retirement. In the event the Grantee terminates Continuous Service for any reason, excluding death, Disability or Retirement, any unvested Units held by the Grantee immediately following such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee. In the event the Grantee terminates Continuous Service due to death or Disability, fifty percent (50%) of the total number of Units awarded will accelerate and vest immediately prior to such termination and all remaining unvested Units, if any, shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee. In the

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event the Grantee terminates Continuous Service due to Retirement (as defined in this Notice), the number of Units that would have vested in each twelve-month period following such Retirement had the Grantee’s Continuous Service continued throughout such period(s) (without taking into account any acceleration of vesting set forth herein) shall vest for every five (5) full years of the Grantee’s Eligible Service immediately prior to the effective date of such Retirement, and all remaining unvested Units, if any, shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

Notwithstanding the foregoing, for purposes of this Notice and the Agreement, “termination of Continuous Service” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Novellus Systems, Inc.,

a California corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR A RELATED ENTITY TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR A RELATED ENTITY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

IN THE EVENT OF THE TERMINATION OF THE GRANTEE’S CONTINUOUS SERVICE FOR ANY REASON, THE COMPANY AND THE RELATED ENTITIES SHALL NOT BE LIABLE FOR THE LOSS OF EXISTING OR POTENTIAL PROFIT FROM THIS AWARD OR ANY OTHER AWARD GRANTED UNDER THE PLAN OR OTHERWISE. THE GRANTEE SHALL HAVE NO CLAIM TO BE GRANTED ANY AWARD UNDER THE PLAN EXCEPT AS EXPRESSLY SET FORTH IN THIS NOTICE AND THE AGREEMENT,

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AND THERE IS NO OBLIGATION ON THE PART OF THE COMPANY OR ANY RELATED ENTITY FOR UNIFORMITY OF TREATMENT OF THE GRANTEE WITH OTHER EMPLOYEES OF THE COMPANY AND ANY RELATED ENTITY OR OTHER GRANTEES UNDER THE PLAN.

Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable U.S. federal securities laws or other Applicable Laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable U.S. federal securities laws or other Applicable Laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access, and acknowledgement of having accessed, the Plan prospectus in connection with the Form S-8 registration statement for the Plan, any updates thereto, the Plan, the Agreement and this Notice (collectively, the “Plan Documents”) in electronic form through the Fidelity web page at the following address: netbenefits.fidelity.com or such other address as is provided by notification from time to time. By accepting the grant of the Award, the Grantee hereby: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Fidelity web page or such other web page as is provided by notification from time to time, (ii) represents that the Grantee has access to the internet generally; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents and the Company’s most recent annual report to shareholders; and (iv) represents that the Grantee is familiar with the terms and provisions of the Plan Documents and accepts the Award subject to all of the terms and provisions of the Plan Documents.

The Grantee may receive, without charge, upon written or oral request, paper copies of any or all of the Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to shareholders by requesting them from Stock Administration at Novellus Systems, Incorporated, 4000 North First Street, San Jose, CA 95134, Attn. Stock Administration M/S HQ-2B. Telephone (408) 943-9700, email: stock.administration@novellus.com.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance

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with Section 10 of the Agreement. The Grantee further agrees to the venue and jurisdiction selection in accordance with Section 11 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

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NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR GRANTEES OUTSIDE THE EUROPEAN UNION

1.     Issuance of Units. Novellus Systems, Inc., a California corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the Novellus Systems, Inc. 2001 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2.     Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Agreement shall be binding upon executors, administrators, heirs, successors and transferors of the Grantee.

3.     Conversion of Units and Issuance of Shares.

(a)    General. Subject to Sections 3(b) and 3(c) below, one Share shall be issuable for each Unit subject to the Award (the “Shares”) upon the earlier of: (i) vesting; or (ii) immediately prior to the specified effective date of a Corporate Transaction or Related Entity Disposition (each as defined in the Plan) which also constitutes a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A of the Code) of the Company. Anything in the foregoing to the contrary notwithstanding, to the extent permitted under Section 409A of the Code, the Company, upon the exercise of its sole discretion, may cause unvested Units to vest prior to the applicable vesting dates, and for Shares to become issuable thereunder, in order to satisfy any Tax-Related Items (as defined in Section 5(a), below) that may arise prior to the date the Shares become issuable pursuant to the first sentence of this Section 3(a). Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required “Tax-Related Items” (as defined in Section 5(a) below) obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Effective upon the consummation of a Corporate Transaction, the Award shall terminate unless it is assumed in connection with the Corporate Transaction.

(b)    Delay of Conversion. The conversion of the Units into the Shares under Section 3(a), above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of U.S. federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of U.S. federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)    Delay of Issuance of Shares. The Company shall delay the issuance of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issuable on the first business day following the expiration of such six (6) month period.

4.     Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

5.     Taxes.

(a)    Tax Liability. The Grantee is ultimately liable and responsible for any or all income tax, social insurance, employment tax, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) in connection with the Award and, regardless of any action the Company, the Grantee’s employer (the “Employer”) or any Related Entity takes with respect to the Tax-Related Items, the Grantee acknowledges that the ultimate liability for the Tax-Related Items may exceed the amount actually withheld by the Company, the Employer or any Related Entity. The Grantee further acknowledges that:

(i)    neither the Company, the Employer nor any Related Entity makes any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, assignment, release or cancellation of the Units, the settlement of the Units, the delivery of Shares upon settlement of the Units, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents; and

(ii)    the Company, the Employer and/or any Related Entity do not commit and are under no obligation to structure the terms of or any aspect of the Award to reduce or eliminate the Grantee’s liability for the Tax-Related Items or achieve any particular tax result.

Further, if the Grantee has become subject to tax in more than one jurisdiction between the grant date and the date of any relevant taxable event, the Grantee acknowledges that the Company, the Employer (or former employer, as applicable) and/or any Related Entity may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Payment of Withholding Taxes. Prior to any relevant taxable or tax withholding event, as applicable, in connection with the Award (e.g., vesting) that the Company determines may result in any withholding obligation for the Tax-Related Items, the Grantee must adequately arrange for the satisfaction of all Tax-Related Items in a manner acceptable to the

Company, the Employer and/or any Related Entity. In this regard, the Grantee authorizes the Company, the Employer and/or any Related Entity, or their respective agents, upon the exercise of its sole discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    By Share Withholding. The Grantee authorizes the Company, the Employer and/or any Related Entity, or their respective agents, upon the exercise of its sole discretion, to withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy all Tax-Related Items. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy all Tax-Related Items. Accordingly, the Grantee agrees to pay to the Company, the Employer or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax-Related Items that is not satisfied by the withholding of Shares described above. Where necessary to avoid negative accounting treatment, the Company shall withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

(ii)    By Sale of Shares. Unless the Grantee determines to satisfy the Tax-Related Items by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company, the Employer or any Related Entity and any brokerage firm determined acceptable to the Company for such purpose to, upon the exercise of Company’s sole discretion, sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items. Such Shares will be sold on the day such Tax-Related Items arise (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s liability for the Tax-Related Items, the Company, the Employer or any Related Entity agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company, the Employer, any Related Entity or any of their designees is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s liability for the Tax-Related Items. Accordingly, the Grantee agrees to pay to the Company, the Employer or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax-Related Items that is not satisfied by the sale of Shares described above.

(iii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax-Related Items arise (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s liability for the Tax-Related Items by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax-Related Items by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

Anything in Section 5(b)(i) and (ii) to the contrary notwithstanding, in order to avoid a prohibited acceleration under Section 409A of the Code, the number of Shares that the Company, Employer or Related Entity shall be permitted to withhold or sell on behalf of the Grantee to satisfy any liability for Tax-Related Items that arises prior to the time that the Shares become issuable pursuant to Section 3, above, with respect to any portion of the Units that is considered deferred compensation subject to Section 409A of the Code shall not exceed that number of Shares that equals the aggregate amount of the Tax-Related Items. Furthermore, the Company, the Employer or a Related Entity also may satisfy any Tax-Related Items by offsetting any amounts (including, but not limited to, wages, salary, bonus and severance payments, or other cash compensation) payable to the Grantee by the Company, the Employer and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold or account for a sum sufficient to pay all Tax-Related Items due in connection with the Award by any of the means previously described, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company, the Employer or any Related Entity at that time. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

6.     Nature of Grant. In accepting the Award, the Grantee acknowledges that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(c)    all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;

(d)    the Grantee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Grantee’s employment or service relationship (if any) at any time;

(e)    the Grantee is voluntarily participating in the Plan;

(f)    the Units and the Shares subject to the Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Related Entity, and which is outside the scope of the Grantee’s employment contract, if any;

(g)    the Units and the Shares subject to the Units are not intended to replace any pension rights or compensation;

(h)    the Units and the Shares subject to the Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Related Entity;

(i)    the Award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;

(j)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of the Grantee’s Continuous Service by the Company, the Employer or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the Award to which Grantee is otherwise not entitled, Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any Related Entity, waive his or her ability, if any, to bring any such claim, and release the Company, the Employer and any Related Entity from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(l)    in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to vest in the Units under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Grantee is no longer providing Continuous Service for purposes of his or her Award.

7.     No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

8.     Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9.     Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10.     Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

11.     Venue and Jurisdiction. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

12.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

13.     Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company or any Related Entity may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Related Entity, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Grantee understands that Data will be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s stock administration representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party which may assist the Company (presently or in the future) with implementing, administering and managing the Plan, including any requisite transfer of Data to a broker, escrow agent or other third party with whom any Shares acquired under the Plan may be deposited. The Grantee understands that Data will be held pursuant to this Section 13 only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s stock administration representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s stock administration representative.

14.     Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

15.     Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.     Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the

Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

18.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.